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                                EXHIBIT 10.11


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                                                                  EXECUTION COPY

                           INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement") is made this eleventh day of March, 1999, between Wyant Corporation (the "Corporation"), a New York corporation, and James A. Wyant ("Indemnitee").

WHEREAS, Wyant & Company Inc., controlled by Indemnitee, holds 420,920 shares of common stock of the Corporation.

WHEREAS, pursuant to two agreements, the first of which is dated as of March 18, 1997, among Wyant & Company, Inc., 3287858 Canada Inc., and Derek Wyant Holdings Inc. (the "First Voting Trust") and the second of which is dated as of March 14, 1997 and which holds the shares of 3323986 Canada, Inc. (the "Second Voting Trust"), Indemnitee has the right to vote 1,304,253 shares of common stock of the Corporation.

WHEREAS, the Corporation has requested that Indemnitee, as the majority shareholder of the Corporation, vote all of the shares which he has the right to vote in favor of the Asset Purchase Agreement between the Corporation and Paper-Pak Products, Inc. ("Paper-Pak"), dated February 23, 1999 (subject to any fiduciary obligation on the part of Indemnitee) and the transactions contemplated thereby (the "Sale"). Indemnitee is willing to so vote but only so long as the Corporation enters into this Agreement.

WHEREAS, each party hereto has the good faith belief that consummation of the sale is in the best interests of the Corporation and its shareholders.

     NOW, THEREFORE, in consideration of Indemnitee's willingness to agree to vote and to vote in favor of the sale in that Paper-Pak has insisted that the agreement of the Indemnitee to vote shares as provided for herein is a condition precedent to Paper-Pak agreeing to the sale (the "Indemnified Service"), the Corporation and Indemnitee agree as follows:

     1. The Corporation shall to the maximum extent permitted by law assume liability for, and indemnify, protect and hold harmless, Indemnitee, from and against any and all liabilities, obligations, damages, costs, expenses and disbursements (including reasonable legal fees and costs, expenses and disbursements) of whatsoever kind and nature, which may be incurred by, imposed upon, or asserted against Indemnitee in defending or responding to any claims, actions or proceedings against Indemnitee in connection with the Indemnified Service (collectively, "Claims").

     2. Expenses (including attorneys' fees) incurred by Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by Indemnitee to repay such amount if it shall ultimately be

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          determined that Indemnitee is not entitled to be indemnified by the
          Corporation as provided in this Agreement.

     3. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall not be deemed to be exclusive of any other rights to which Indemnitee may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     4. This Agreement shall apply to any action or proceeding, wherever brought, which arises out of acts or omissions relating to the Indemnified Service, occurring before or after the date first written above and whether Indemnitee is still a shareholder of the Corporation or not.

     5. The provisions of Sections 1 and 2 above are subject to the provisions of Section 6 below.

     6. The indemnity provided under this Agreement shall not be provided to Indemnitee if a final non-appealable judgment determines that the Claim arose due to the willful misconduct by Indemnitee. For purposes hereof, the term "willful misconduct" shall mean that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated.

     7. Indemnitee's rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee and shall be binding on the successors of the Corporation.

     8. This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of laws principles thereof. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

     WYANT CORPORATION

     By:____________________________

        Name: Donald C. MacMartin
        Title: President, Chairman and Chief Executive Officer







     ____________________________________________
     James A. Wyant, Indemnitee

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